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                                  EXHIBIT 24
                             OWENS-ILLINOIS, INC.
                               POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS: That each individual whose signature appears below hereby consents to and appoints Thomas L. Young, Lee
A. Wesselmann, or either of them, individually, as his true and lawful attorney-in-fact and agent with all power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the 1993 Annual Report on Form 10-K of Owens-Illinois, Inc. and Owens-Illinois Group, Inc., both corporations organized and existing under the laws of the State of Delaware, and any and all amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission pursuant to the requirements of the Securities and Exchange Act of 1934, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the same as fully to all intents and purposes as he might or could do in person, hereby notifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

            IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand on the date set opposite his name.

Signature                     Title                                Date
- ---------                     -----                               -------

/s/ Joseph H. Lemieux         Chairman of the Board of            3/29/94
- -------------------------     Directors, and Chief                -------
Joseph H. Lemieux             Executive Officer (Principal
                              Executive Officer); Director

/s/ Lee A. Wesselmann         Senior Vice President and           3/29/94
- -------------------------     Chief Financial Officer             -------
Lee A. Wesselmann             (Principal Financial Officer);
                              Director

                              Chairman Emeritus of the
- -------------------------     Board of Directors; Director        -------
Robert J. Lanigan

/s/ David G. Van Hooser       Vice President, Treasurer and       3/29/94
- -------------------------     Comptroller (Principal              -------
David G. Van Hooser           Accounting Officer)

/s/ Edward A. Gilhuly         Director                            3/29/94
- -------------------------                                         -------
Edward A. Gilhuly

/s/ James H. Greene, Jr.      Director                            3/29/94
- -------------------------                                         -------
James H. Greene, Jr.
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Signature                     Title                                Date
- ---------                     -----                               -------

                              Director
- -------------------------                                         -------
Henry R. Kravis


                              Director
- -------------------------                                         -------
Robert I. MacDonnell


/s/ Michael W. Michelson      Director                            3/29/94
- -------------------------                                         -------
Michael W. Michelson


/s/ George R. Roberts         Director                            3/29/94
- -------------------------                                         -------
George R. Roberts